UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2026

Capstone Green Energy Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15957	20-1514270
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification Number)

16640 Stagg Street,
Van Nuys, California	91406
(Address of principal executive offices)	(Zip Code)

(818) 734-5300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CGEH	OTCQX

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Preferred Stock and Common Stock Investment

On March 29, 2026, Capstone Green Energy Holdings, Inc. (the “Company”) entered into a securities purchase agreement (the “Preferred Investor Purchase Agreement”) with purchasers affiliated with Monarch Alternative Capital LP (collectively, the “Preferred Stock Investor”), relating to (i) the purchase and sale of an aggregate of 80,000 shares (the “Preferred Shares”) of the Company’s Series A Convertible Preferred Stock (the “Preferred Stock”), with a par value of $0.001 per share, a newly designated class of the Company’s preferred stock that will have the rights, privileges and preferences described below, for an aggregate purchase price of $80.0 million and (ii) the purchase and sale of an aggregate of 3,333,334 shares (the “Preferred Investor Shares”) of the Company’s Common Stock at a price of $4.50 per share for an aggregate purchase price of $15.0 million. The rights, privileges, preferences and limitations of the Preferred Stock will be set forth in a certificate of designation (the “Certificate of Designation”) to be filed with the Secretary of State of the State of Delaware in connection with the closing of the transactions contemplated by the Preferred Investor Purchase Agreement (the “Preferred Stock Investment”) and the other transactions described in this Current Report on Form 8-K (the “Closing”). The following description of the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Form of Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference. The expected terms of the Preferred Stock follow.

General. The Preferred Stock will consist of a total of 80,000 shares authorized and 80,000 shares issued as of the date of the Closing. Each share of Preferred Stock will have a par value of $0.001 per share and an initial stated value of $1,000 per share. The Preferred Stock will have no stated maturity and will not be subject to any sinking fund.

Conversion Right. Each share of the Preferred Stock will be convertible at any time following the issuance date at the election of the holder of the Preferred Stock (each, a “Holder”) thereof into a number of fully paid and non-assessable shares of Common Stock equal to (x) the original issue price of such share, plus the amount of PIK Dividends, as defined below, and accrued and unpaid dividends, divided by (y) the Conversion Price in effect at the time of conversion (the “Optional Conversion Right”). The Conversion Price is initially $5.00 per share, subject to adjustment in accordance with the Certificate of Designation.

Adjustments of Conversion Price. The Conversion Price will be subject to adjustment as provided in the Certificate of Designation. The Conversion Price will be proportionally adjusted to account for stock splits, stock combinations, stock dividends and similar events. If the Company issues Common Stock or securities convertible into or exercisable for Common Stock at a price less than the then-applicable Conversion Price (subject to certain exceptions), then the Conversion Price will be reduced on a weighted-average basis that provides for more significant adjustment in the case of securities issued at a price (or deemed price) that is less than 50% of the then-effective Conversion Price. The Conversion Price will also subject to customary adjustments in the case of a spinoff, recapitalization, rights distribution or similar transaction, with distribution of rights, options or warrants at an exercise price below the then-applicable Conversion Price triggering additional adjustment under the weighted-average basis described above.

Beginning on the seven year anniversary of the Closing and on each anniversary thereafter, if so elected by the Majority Holders, the Conversion Price will be decreased by 10% or 5% depending on whether the Minimum Financial Metrics (as defined below) are then satisfied.

Dividends. The Preferred Stock will accrue a cumulative dividend at the rate (the “Dividend Rate”) of 5.00% per annum on the original issue price (as increased by prior PIK Dividends) (the “PIK Dividend”), compounding annually and payable in kind by increasing the liquidation preference and accreted value of the Preferred Stock. The PIK Dividend will automatically accrue daily from the date of issuance and compound on each anniversary thereof without requirement of any further action (including the declaration of dividends) by the Company, and the Company shall not declare the PIK Dividends. Beginning on June 30, 2030, the Company may elect to pay accrued and unpaid dividends for any quarterly period in cash, provided that the Company satisfies minimum earnings, leverage and liquidity requirements (the “Minimum Financial Metrics”). The Preferred Stock will also entitle Holders to participate in any dividends or distributions paid or made on the Common Stock on an as-converted basis.

If the Common Stock is not listed on a national securities exchange on or before the date that is eighteen months after the Closing Date, the dividend rate will increase by two hundred (200) basis points per annum on such date and an additional one hundred (100) basis points on each anniversary of such date thereafter. Beginning on the four (4) year anniversary of the Closing Date and on each June 30, September 30, December 31 and March 31 thereafter, (x) the Regular Dividend Rate will increase by two hundred (200) basis points during certain periods if the Minimum Financial Metrics are not satisfied or one hundred (100) basis points if the Minimum Financial Metrics are satisfied, subject, in each case, to a maximum regular dividend rate of thirteen percent (13.0%) per annum.

Voting Rights. The Preferred Stock will vote together with the Common Stock as a single class on all matters submitted to a vote of the stockholders of the Company (other than those matters requiring the separate approval of the Holders of a majority of the Preferred Stock (the “Majority Holders”) as set forth in the “Protective Provisions” described below). Each share of Preferred Stock will be entitled to a number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock would then be convertible. The Preferred Stock Investor has agreed to vote in favor of director nominees of the Board until the five (5) year anniversary of the Closing, subject to certain exceptions.

National Exchange Listing. The Company has agreed to use commercially reasonable efforts to cause the Common Stock to be approved for listing on a U.S. national securities exchange (a “National Exchange”) as soon as practicable following the Closing and will formally submit an initial listing application no later than twelve (12) months following the Closing.

Forced Conversion. After a National Exchange Listing, the Company will have the right to require conversion of all (but not less than all) of the then outstanding Preferred Stock into Common Stock at the then-applicable Conversion Price (a “Forced Conversion”) if the volume-weighted average trading price of the Common Stock equals or exceeds $15.00 (adjusted to account for stock splits, stock dividends, stock combinations and similar events) for at least 20 out of 30 consecutive trading days, provided that, among other things, (a) a registration statement covering the resale of the underlying Common Stock is then effective, (b) the average daily trading volume during such measurement period equals or exceeds $5 million in value for at least 20 out of 30 consecutive trading days, and (c) the publicly traded float prior to giving effect to any Forced Conversion is no less than $425 million, as measured utilizing a trailing 30-day volume-weighted average price.

Liquidation Preference. The liquidation preference (the “Liquidation Preference”) for each share of Preferred Stock will be equal to the greater of (a) the original issue price per share plus all PIK Dividends and accrued and unpaid dividends (the “Accreted Value”) and (b) 1.15x the original issue price minus the aggregate amount of cash, including any cash dividends, received by the Holder in respect of such share of Preferred Stock. Upon a Liquidation Event (as defined in the Certificate of Designation), each share of Preferred Stock will be entitled to receive, in priority to any distribution on any other shares of capital stock of the Company, an amount equal to the greater of (i) the Liquidation Preference; and (ii) the amount per share as would have been payable had such share of Preferred Stock been converted into Common Stock at the Conversion Ratio immediately prior to such Liquidation Event (the “As-Converted Amount”).

Fundamental Change. Upon a Fundamental Change (as defined in the Certificate of Designation), each Holder of the Preferred Stock will have the option to either (a) exercise its Optional Conversion Right or (b) require the Company to redeem all outstanding shares of Preferred Stock held by such Holder either (i) an amount in cash equal to the Liquidation Preference thereof or (ii) the consideration that would have been be received by such holder if such Holder had converted such shares into Common Stock pursuant to an Optional Conversion immediately prior to the consummation of such Fundamental Change.

Redemption Upon Breach. The Preferred Stock will be redeemable at the option of each Holder at the Liquidation Preference upon any material breach by the Company of the covenants or “Protective Provisions” set forth in the Certificate of Designation that has not been cured within 30 business days of written notice thereof, to the extent the Company has funds legally available for such redemption and subject to restrictions imposed by senior credit agreements.

Governance and Other Rights.

Board Appointment Rights. For so long as the Preferred Stock Investor (together with its affiliates) holds at least 20% of the outstanding Common Stock on an as-converted basis, the Preferred Stock Investor will be entitled to appoint two (2) directors to the Board, whom shall be independent under the standards of the Nasdaq Capital Market until the Company is listed on a National Exchange and thereafter compliant with the independence rules of the National Exchange (each, a “Series A Director”). For so long as the Preferred Stock Investor (together with its affiliates) holds at least 10% of the outstanding Common Stock on an as-converted basis, the Preferred Stock Investor will be entitled to appoint one (1) director. At the Closing, the number of directors will be set at seven (7).

Board Reconstitution & Other Rights. If the Preferred Stock remains outstanding on the fifth (5th) anniversary of the Closing and represents more than $45 million of Accreted Value, the Majority Holders will have the right to designate a majority of the Board, subject to National Exchange listing standards. The Majority Holders will also have the right to require the Company to engage a nationally recognized investment bank to evaluate strategic alternatives, including a sale, merger, or other liquidity transaction.

Preemptive Rights. The Holders will have the right to participate on a pro rata basis (based on its as-converted ownership percentage) in any future issuance by the Company or its subsidiaries of:

(i) equity securities or securities convertible into or exercisable for equity securities;

(ii) debt securities, including any notes, bonds, or other indebtedness for borrowed money, other than debt from a commercial bank or non-bank lender pursuant to a secured credit facility for no more than $60 million in the aggregate and at an interest rate not to exceed the lesser of (x) 3-month SOFR + 500 bps or (y) 9% per annum; and

(iii) any hybrid, structured, or other securities of any kind;

in each case, subject to customary exceptions.

Protective Provisions. For so long as at least 25% of the shares of Preferred Stock issued on the Closing Date remain outstanding, the affirmative vote or written consent of the Majority Holders will be required for certain actions, including, but not limited to, the acquisition of assets, the incurrence of indebtedness and liens, transactions with stockholders, sales and dispositions of assets, the payment of dividends and other distributions, the issuance of equity capital, any change in the authorized number of directors and any voluntary bankruptcy filing, in each case subject to certain exceptions.

Transferability. The Preferred Stock is freely transferable, subject to applicable securities laws and a 180-day lock-up agreement of the Preferred Stock Investor pursuant to the Preferred Stock Purchase Agreement, except, that (a) a Holder may not transfer any Preferred Stock to a “Competitor” (as defined in the Certificate of Designation), (b) prior to the two (2) year anniversary of issuance, if the Preferred Stock Investor transfers more than 50.0% of the Preferred Stock (in a single transaction or series of transactions, whether or not related), to one or more persons (other than the Company) that are not controlled affiliates of the Preferred Stock, the Preferred Stock shall no longer include the following rights: (i) Board Appointment Rights, (ii) Board Reconstitution Rights and (iii) certain enumerated Protective Provisions, (c) from the two (2) year anniversary of issuance until the three (3) year anniversary of issuance, provided that the volume-weighted average trading price of the Common Stock equals or exceeds $10.00 (adjusted to account for stock splits, stock dividends, stock combinations and similar events) for at least 20 out of 30 consecutive trading days at any time during the year, the Company will have a right of first offer in respect of any proposed sale of the Preferred Stock and (d) a Holder may not transfer shares of Preferred Stock to the extent such transfer would result in such transferee having beneficial ownership of 50% or more of the Common Stock and such transfer would result in a default or event of default under, or permit acceleration of, any agreement pertaining to then-outstanding indebtedness of the Company exceeding $20,000,000.

Prohibition on Short Sales. So long as the Majority Holders have the right to designate a Series A Director, each Holder shall be deemed to have agreed not to engage in short sales or other hedging transactions in the Company’s securities. In addition, pursuant to the Preferred Stock Purchase Agreement, the Preferred Stock Investor agreed to a 180-day lock-up in respect of the Preferred Shares and Preferred Investor Shares purchased in the Preferred Stock Investment.

In connection with the Preferred Investor Purchase Agreement, the Company entered into a registration rights agreement (the “Preferred Stock Registration Rights Agreement”) with the Preferred Stock Investor. Pursuant to the Preferred Stock Registration Rights Agreement, the Company is required to file a resale registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register for resale the Preferred Investor Shares and the shares of Common Stock issuable upon conversion of the Preferred Shares within thirty (30) days of the signing date of the Registration Rights Agreement (the “Filing Date”), and to use its commercially reasonable efforts to have such Registration Statement declared effective within ninety (90) calendar days of the Filing Date in the event the Registration Statement is subject to a full SEC review. In addition, the Company has granted to the Preferred Stock Investor certain “demand” registration rights and “piggyback” registration rights, including rights to demand that the Company undertake underwritten public offerings beginning 12 months after the Closing Date.

The Preferred Stock Purchase Agreement and Preferred Stock Registration Rights Agreement contain representations, warranties, covenants, indemnification and other provisions customary for transactions of this nature. The representations, warranties, covenants and agreements contained in the Preferred Investor Purchase Agreement and Preferred Stock Registration Rights Agreement reflect negotiations between the parties to the Preferred Investor Purchase Agreement and Preferred Stock Registration Rights Agreement and are not intended as statements of fact to be relied upon by stockholders, or any individual or other entity other than the parties. In particular, the representations, warranties, covenants and agreements in the Preferred Investor Purchase Agreement and Preferred Stock Registration Rights Agreement may be subject to limitations agreed by the parties, including having been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Preferred Investor Purchase Agreement and Preferred Stock Registration Rights Agreement, and having been made for purposes of allocating risk among the parties rather than establishing matters of fact. In addition, the parties may apply standards of materiality in a way that is different from what may be viewed as material by investors. As such, the representations and warranties in the Preferred Investor Purchase Agreement and Preferred Stock Registration Rights Agreement may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Preferred Investor Purchase Agreement and Preferred Stock Registration Rights Agreement, and unless required by applicable law, the Company undertakes no obligation to update such information.

The Company intends to contribute a portion of the aggregate proceeds from the Preferred Stock Investment and the PIPE (as defined below) to Capstone Green Energy LLC (“Operating Subsidiary”), which Operating Subsidiary will use to redeem its Series A Redeemable Preferred Units (the “Preferred Units”) having an aggregate value representing 37.5% equity ownership Operating Subsidiary for $84.0 million. Following the redemption of the Preferred Units, the Company will own 100% of the equity interests in Operating Subsidiary. The remainder of the aggregate proceedings will be used for (i) payment of fees in connection with the transactions described in this Current Report on Form 8-K (the “Transactions”), (ii) investment in and growth in the Company’s business and (iii) working capital and general corporate purposes. The Transactions are expected to close simultaneously on March 31, 2026, subject to the satisfaction of customary closing conditions.

PIPE Offering of Common Stock and Pre-Funded Warrants

On March 29, 2026, the Company entered into a securities purchase agreement with certain accredited investors (the “Common Stock Purchasers”), relating to a private investment in public equity financing (the “PIPE” and, together with the Preferred Stock Investment, the “Offerings”) of an aggregate of (a) 3,588,889 shares (the “PIPE Shares” and together with the Preferred Investor Shares, the “Common Shares”) of the Common Stock, at a price per PIPE Share equal to $4.50 and (b) Pre-Funded Warrants (the “Pre-Funded Warrants”) to purchase 300,000 shares of Common Stock (the “Pre-Funded Warrant Shares”) at a price per Pre-Funded Warrant equal to same price as that for Shares minus $0.001, and the remaining exercise price of each Pre-Funded Warrant will equal $0.001 per share. The estimated gross proceeds to the Company of the Offerings is approximately $17.5 million, before deducting placement agent fees and other offering costs and expenses. The Common Shares, Pre-Funded Warrants and the Preferred Shares sold in the Offerings are sometimes hereafter referred to as the “Securities.”

Under the Pre-Funded Warrants, a holder will not be entitled to exercise any portion of any Pre-Funded Warrant that, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by such holder (together with its affiliates) to exceed 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrant, which percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 9.99% upon 61 days’ notice to the Company. In addition, in certain circumstances, upon a fundamental transaction, a holder of Pre-Funded Warrants will be entitled to receive, upon exercise of the Pre-Funded Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Pre-Funded Warrants immediately prior to the fundamental transaction.

In connection with the Common Stock Purchase Agreement, the Company entered into a registration rights agreement (the “Common Stock Registration Rights Agreement”) with each Common Stock Purchaser. Pursuant to the Common Stock Registration Rights Agreement, the Company is required to file a resale registration statement with the SEC to register for resale the PIPE Shares and the Pre-Funded Warrant Shares on terms and conditions substantially similar to those contained in the Preferred Investor Registration Rights Agreement.

The Common Stock Purchase Agreement and Common Stock Registration Rights Agreement contain representations, warranties, covenants, indemnification and other provisions customary for transactions of this nature. The representations, warranties, covenants and agreements contained in the Common Stock Purchase Agreement and Common Stock Registration Rights Agreement reflect negotiations between the parties to the Common Stock Purchase Agreement and Common Stock Registration Rights Agreement and are not intended as statements of fact to be relied upon by stockholders, or any individual or other entity other than the parties. In particular, the representations, warranties, covenants and agreements in the Common Stock Purchase Agreement and Common Stock Registration Rights Agreement may be subject to limitations agreed by the parties, including having been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Common Stock Purchase Agreement and Common Stock Registration Rights Agreement, and having been made for purposes of allocating risk among the parties rather than establishing matters of fact. In addition, the parties may apply standards of materiality in a way that is different from what may be viewed as material by investors. As such, the representations and warranties in the Common Stock Purchase Agreement and Common Stock Registration Rights Agreement may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Common Stock Purchase Agreement and Common Stock Registration Rights Agreement, and unless required by applicable law, the Company undertakes no obligation to update such information.

The Company also entered into a letter agreement (the “Placement Agent Agreement”) with Craig-Hallum Capital Group LLC, as the sole placement agent (the “Placement Agent”), dated March 29, 2026, pursuant to which the Placement Agent agreed to serve as the placement agent in connection with the Offerings. The Company agreed to pay the Placement Agent a cash placement fee equal to 5.5% of the gross proceeds received in the Offerings and up to $225,000 for all out-of-pocket accountable legal fees, travel expenses related to the Offerings and all other out-of-pocket accountable third-party expenses incurred by the Placement Agent in connection with the Offerings. In addition, the Placement Agent Agreement provides for customary lock-up agreements with the directors and officers of the Company for 45 days following the closing of the Offerings.

In addition, investors in the PIPE have agreed not to engage in short sales or other hedging transactions for a period beginning on today’s date and ending 45 days after the date on which the registration statement filed pursuant to the Registration Rights Agreement is declared effective (the “Effective Date”). The Purchase Agreement also prohibits the Company from entering into or effecting variable rate transactions for 180 days following the Effective Date.

The Securities are being issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder because, among other things, the Offerings did not involve a public offering, the investors represented that they are “accredited investors” and are purchasing the Securities for investment and not for resale and the Company took appropriate measures to restrict the transfer of the Securities. The Securities have not been registered under the Securities Act and may not be sold in the United States absent registration or an exemption from registration. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Note Purchase Agreement Amendment

On March 29, 2026, the Company entered into the Consent and Third Amendment (the “Consent and Third Amendment”) to the Note Purchase Agreement, dated December 7, 2023 (as amended, the “NPA”), by and among the Operating Company, the Company, Capstone Turbine Financial Services, LLC, a Delaware limited liability company and Cal Microturbine LLC, a Delaware limited liability company, as guarantors (the “Guarantors”), Goldman Sachs Specialty Lending Group, L.P., a Delaware limited partnership, as collateral agent (the “Collateral Agent”) for the Purchasers from time to time party thereto and Capstone Distributor Support Services Corporation, a Delaware corporation (“CDSS”), as Purchaser.

The Consent and Third Amendment provides for the Collateral Agent and Purchaser’s consent to the Transactions. The Consent and Third Amendment also contains certain clarifying amendments relating to the Preferred Stock Investment, including that the Preferred Stock Investor is a “Permitted Holder” and the Preferred Stock Investment will not constitute a “Change of Control” under the NPA.

Preferred Unit Redemption Agreement

On March 29, 2026, the Operating Company and the Company entered into a redemption agreement (the “Preferred Unit Redemption Agreement”) with CDSS, the holder of the Preferred Units, providing for the Operating Company’s redemption of the Preferred Units on the Closing Date for a redemption price of $84.0 million. The closing of the Offerings and the redemption of the Preferred Units are each conditioned on each other.

Asset Purchase Agreement

On March 29, 2026, the Operating Company and the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with CDSS pursuant to which, among other things, CDSS will sell and transfer and the Operating Company will purchase, accept and assume, the Transferred Assets and Assumed Liabilities (each as defined in the Asset Purchase Agreement) for a purchase price of $1.0 million. The Transferred Assets relate to the Company’s Distributor Support Services, and were held by CDSS prior to, or transferred to CDSS in connection with, the Company’s emergence from Chapter 11 bankruptcy on December 7, 2023. The closing of the Offerings and the transactions contemplated by the Asset Purchase Agreement are each conditioned on each other.

The foregoing descriptions of the Pre-Funded Warrant, Consent and Third Amendment, Preferred Investor Purchase Agreement, Common Stock Purchase Agreement, Preferred Stock Registration Rights Agreement, Common Stock Registration Rights Agreement, Placement Agent Agreement, Preferred Unit Redemption Agreement and Asset Purchase Agreement are qualified in their entirety by reference to the full text of each document, copies of which are filed hereto as Exhibit 4.1, Exhibit 4.2, Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, Exhibit 10.5, Exhibit 10.6 and Exhibit 10.7, respectively.

Item 3.02. Unregistered Sales of Equity Securities

To the extent required by Form 8-K, the disclosures in Item 1.01 above are incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Transactions, the Board approved the formation of a Special Committee and delegated to the Special Committee the authority to accept two resignations of current directors in connection with the appointment of the Series A Directors. Each of Ping Fu, John P. Miller, Robert F. Powelson, Denise M. Wilson, Chirstopher J. Close and Robert F. Beard have submitted their resignations from the Boad conditioned upon, and to be effective upon only the election to the Board of the Series A Directors and the determination by the Special Committee to accept such resignation. Such resignations did not result from any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by Form 8-K, the disclosures in Item 1.01 above are incorporated herein by reference.

Item 7.01 Regulation FD.

On March 30, 2026, the Company issued a press release announcing the Transactions, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The information furnished in Exhibit 99.1 hereto shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act or under the Exchange Act, unless the Company expressly sets forth in such future filings that such information is to be considered “filed” or incorporated by reference therein.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including statements regarding the Transactions, including, without limitation, the Company’s intended use of proceeds from the Offerings, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as “will be,” “may,” “expects,” “believes,” “plans” and “intends” and other terms with similar meaning. You are cautioned that the forward-looking statements in this Current Report on Form 8-K are based on current beliefs, assumptions and expectations, speak only as of the date of this Current Report on Form 8-K and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Such statements are subject to certain known and unknown risks and uncertainties, many of which are difficult to predict and generally beyond the Company’s control, that could cause actual results and other future events to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Material factors that could cause actual results to differ materially from current expectations include, among others, matters related to the completion of the Offerings and related Transactions, including the need to satisfy the closing conditions therefor, and other risks detailed in the Company’s Annual Report on Form 10-K for the year ended March 31, 2025, the Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2025, September 30, 2025 and December 31, 2025, and those risk factors set forth from time to time in the Company’s other filings with the SEC. For the reasons discussed above, you should not place undue reliance on the forward-looking statements in this Current Report on Form 8-K. The Company undertakes no obligation to update the forward-looking statements set forth in this Current Report on Form 8-K, whether as a result of new information, future events or otherwise, unless required by applicable securities laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits Index

Exhibit No.	Description
3.1	Form of Certificate of Designation
4.1	Form of Pre-Funded Warrant
4.2*	Consent and Third Amendment to Note Purchase Agreement, dated March 29, 2026.
10.1*	Securities Purchase Agreement with Preferred Stock Investor, dated as of March 29, 2026, by and among Capstone Green Energy Holdings, Inc. and the purchasers party thereto.
10.2*	Securities Purchase Agreement for PIPE, dated as of March 29, 2026, by and among Capstone Green Energy Holdings, Inc. and the purchasers party thereto.
10.3*	Registration Rights Agreement with Preferred Stock Investor, dated as of March 29, 2026, by and among Capstone Green Energy Holdings, Inc. and the purchasers party thereto.
10.4*	Registration Rights Agreement for PIPE, dated as of March 29, 2026, by and among Capstone Green Energy Holdings, Inc. and the purchasers party thereto.
10.5*	Placement Agency Agreement, dated March 29, 2026, by and between Capstone Green Energy Holdings, Inc. and Craig-Hallum Capital Group LLC.
10.6*	Preferred Unit Redemption Agreement, dated March 29, 2026.
10.7*	Asset Purchase Agreement, dated March 29, 2026.
99.1	Press Release, dated March 30, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Capstone Green Energy Holdings, Inc.

Date: March 30, 2026	By:	/s/ John P. Miller
John P. Miller
Interim Chief Financial Officer